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                                   [LETTERHEAD]



August 8, 1996

Michael DeGiglio
President
EcoScience Corporation
10 Alvin Court
East Brunswick, NJ 08816

Dear Mike:

    Financing for Science International, Inc. (FSI) accepts EcoScience Corporation's (EcoScience) offer to prepay its obligations and return the surplus equipment under the Master Equipment Lease Agreement dated June 7, 1994 under the following terms and conditions:
    1) EcoScience shall pay the August rental of $55,073.60 no later than August 9,1996 and shall pay $930,000.00 no later than September 6, 1996. In the event that the September 6th date is not met, then EcoScience shall pay the September rental of $55,073.60 no later than September 9, 1996 and a payment of $880,000.00 no later than September 30, 1996.
    2) The $92,632.00 held by FSI as proceeds of prior equipment sales shall be retained by FSI.
    3) The surplus equipment presently on consignment sale at Aaron Equipment Company (Aaron), 735 E. Green St., Bensenville, IL 60106 shall be returned to FSI's control and all expenses due and owing Aaron through the date of the lump sum payment to FSI shall be paid by EcoScience directly to Aaron.
    4) Copies of all agreements between EcoScience and Aaron shall be delivered to FSI no later than August 12, 1996 for review, along with the name of the contact person at Aaron.
    5) Title to the equipment retained by EcoScience with an original cost totaling $47,613.65 shall be transferred to EcoScience following the payments described in paragraph one above.

    If this outlines the business agreement, please acknowledge with a signed copy faxed back to me and I will proceed to have the legal documents prepared to reflect this agreement. If you have any questions I can be reached directly at
(866) 674-7532.

Sincerely,                             Acknowledged:
/s/ Duane E. Starr                     EcoScience Corporation
------------------                     by /s/ Michael DeGiglio
Duane E. Starr                            ------------------------
Senior Vice President                  Michael DeGiglio, President
Asset Management

cc:  Robert W. Maxwell